UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2019

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UTHR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                Entry into a Material Definitive Agreement.

As previously reported, on June 27, 2018, United Therapeutics Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with certain of its subsidiaries party thereto, as guarantors (the “Guarantors”), the lenders referred to therein, and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and as a swingline lender. The Credit Agreement provides for (i) an unsecured revolving credit facility of up to $1.0 billion; and (ii) a second unsecured revolving credit facility of up to $500.0 million (which facilities may, subject to obtaining commitments from existing or new lenders for such increase and subject to other conditions, be increased by up to $300.0 million in the aggregate). The facilities mature five years after the closing date of the Credit Agreement, subject to an ability of the lenders thereunder, or certain of the lenders thereunder, to elect to extend the maturity date of their commitments by one year following a request for such extension by the Company in accordance with the terms of the Credit Agreement, up to a maximum of two such extensions.

Pursuant to Section 2.7 of the Credit Agreement, the maturity of the commitments and loans of each lender under the Credit Agreement has been extended by one year to June 27, 2024. The maturity extension became effective as of June 27, 2019.

The foregoing summary is qualified by reference to the copy of the Credit Agreement attached as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on June 28, 2018, the full text of which is incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the extension of the Credit Agreement is incorporated herein by reference.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

As described at Item 5.07 below, on June 26, 2019, at the Company’s 2019 Annual Meeting of Shareholders, the Company’s shareholders approved an amendment and restatement (the “2019 Restatement”) of the United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan (the “Plan”). The 2019 Restatement had previously been approved by the Company’s Board of Directors (the “Board”) upon the recommendation of its Compensation Committee. The effective date of the 2019 Restatement is June 26, 2019.

The Plan is administered by the Compensation Committee of the Board, which is comprised of independent directors. The purpose of the Plan is to stimulate the efforts of non-employee directors, officers, employees and other service providers, in each case who are selected to be participants in the Plan, by heightening the desire of such persons to continue working toward and contributing to the success and progress of our company. The Plan allows grants of stock options, stock appreciation rights, restricted stock, restricted stock units and stock awards, any of which may be performance-based, and for incentive bonuses.

The 2019 Restatement increases the maximum number of shares of the Company’s common stock that may be issued under the Plan by 450,000 shares.

Additional details regarding the Plan are included in the Company’s 2019 Proxy Statement under the heading Proposal No. 3 — Approval of the Amendment and Restatement of the United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan. The foregoing summary is qualified in its entirety by the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.                Submission of Matters to a Vote of Security Holders.

On June 26, 2019, the Company held its 2019 Annual Meeting of Shareholders. The Company’s shareholders considered five matters, each of which is described in more detail in the Company’s Definitive Proxy Statement on

Schedule 14A filed with the Securities and Exchange Commission on April 29, 2019. The final voting results for the meeting are as follows:

1.              Election of Class II directors, each to serve a term of three years:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Christopher Causey	31,595,657	3,920,375	10,970	1,577,565
Richard Giltner	33,747,968	1,764,789	14,245	1,577,565
Nilda Mesa	35,031,675	480,743	14,584	1,577,565
Judy Olian	33,475,508	2,037,354	14,140	1,577,565

2.              An advisory resolution to approve executive compensation:

Votes for:	9,571,933
Votes against:	23,910,352
Abstentions:	2,044,717
Broker non-votes:	1,577,565

3.              Approval of the amendment and restatement of the United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan:

Votes for:	26,876,957
Votes against:	8,595,413
Abstentions:	54,632
Broker non-votes:	1,577,565

4.              Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019:

Votes for:	36,689,975
Votes against:	383,922
Abstentions:	30,670
Broker non-votes:	—

5.              A shareholder proposal requesting declassification of our Board of Directors:

Votes for:	34,378,926
Votes against:	1,113,928
Abstentions:	34,148
Broker non-votes:	1,577,565

Item 9.01. Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: June 28, 2019	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel